                                                                    EXHIBIT 2.2



                                                                  EXECUTION COPY






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                         RECEIVABLES PURCHASE AGREEMENT



                                    between



                    FIRST MERCHANTS ACCEPTANCE CORPORATION,

                                   as Seller,



                                      and



                FIRST MERCHANTS AUTO RECEIVABLES CORPORATION II,

                                  as Purchaser



                            Dated as of June 1, 1997






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


                               TABLE OF CONTENTS


ARTICLE I   Certain Definitions                                            1

ARTICLE II  Conveyance of Receivables                                      2
    SECTION 2.01.       Conveyance of Receivables                          2
    SECTION 2.02.       The Closing                                        2

ARTICLE III Representations and Warranties                                 3
    SECTION 3.01.       Representations and Warranties of the Purchaser    3
    SECTION 3.02.       Representations and Warranties of Seller           3

ARTICLE IV  Conditions                                                     8
    SECTION 4.01.       Conditions to Obligation of the Purchaser          8
    SECTION 4.02.       Conditions to Obligation of the Seller             8

ARTICLE V   Covenants of the Seller                                        9
    SECTION 5.01.       Protection of Right, Title and Interest            9
    SECTION 5.02.       Other Liens or Interests                           9
    SECTION 5.03.       Costs and Expenses                                 9
    SECTION 5.04.       Indemnification                                    9

ARTICLE VI  Miscellaneous Provisions                                      10
    SECTION 6.01.       Obligations of Seller                             10
    SECTION 6.02.       Repurchase Events                                 10
    SECTION 6.03.       Purchaser Assignment of Repurchased Receivables   10
    SECTION 6.04.       Transfer to the Issuer                            10
    SECTION 6.05.       Amendment                                         10
    SECTION 6.06.       Waivers                                           11
    SECTION 6.07.       Notices                                           11
    SECTION 6.08.       Costs and Expenses                                11
    SECTION 6.09.       Representations of the Seller and the Purchaser   11
    SECTION 6.10.       Confidential Information                          11
    SECTION 6.11.       Headings and Cross-References                     11
    SECTION 6.12.       Governing Law                                     11
    SECTION 6.13.       Counterparts                                      11

EXHIBIT A    Form of Assignment                                          A-1

SCHEDULE I   Schedule of Receivables                                     I-1

SCHEDULE II  Location of Receivable Files and Legal Files               II-1


     RECEIVABLES PURCHASE AGREEMENT dated as of June 1, 1997, between FIRST MERCHANTS ACCEPTANCE CORPORATION, a Delaware corporation, as seller (the "Seller"), and FIRST MERCHANTS AUTO RECEIVABLES CORPORATION II, a Delaware corporation, as purchaser (the "Purchaser").

                                    RECITALS

     WHEREAS in the regular course of its business, the Seller has purchased certain motor vehicle retail installment sale contracts secured by new and used automobiles, light-duty trucks, vans and minivans from motor vehicle dealers;

     WHEREAS the Seller and the Purchaser wish to set forth the terms pursuant to which such contracts are to be sold by the Seller to the Purchaser; and

     WHEREAS the Purchaser intends, concurrently with its purchase hereunder, to convey all of its right, title and interest in and to such contracts to First Merchants Auto Trust 1997-2 (the "Issuer") pursuant to a Sale and Servicing Agreement dated as of June 1, 1997 (the "Sale and Servicing Agreement"), by and among First Merchants Auto Trust 1997-2, as Issuer, First Merchants Auto Receivables Corporation II, as Seller, First Merchants Acceptance Corporation, as Originator and Sub-Servicer, LSI Financial Group, as Servicer, and Harris Trust and Savings Bank, as Indenture Trustee, Backup Servicer and Custodian.

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I

     Certain DefinitionsARTICLE I Certain Definitions

     Terms not defined in this Agreement shall have the meanings assigned thereto in the Sale and Servicing Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

     "Agreement" shall mean this Receivables Purchase Agreement, as the same may be amended and supplemented from time to time.

     "Assignment" shall mean the document of assignment substantially in the form attached to this Agreement as Exhibit A.

     "Purchaser" shall mean First Merchants Auto Receivables Corporation II, a Delaware corporation, its successors and assigns.

     "Receivable" shall mean any Contract listed on the Schedule of Receivables (which Schedule may be in the form of microfiche hereto).

     "Repurchase Event" shall have the meaning specified in Section 6.02.

     "Sale and Servicing Agreement" shall have the meaning set forth in the recitals

     "Schedule of Receivables" shall mean the list of Receivables annexed hereto as Schedule I (which Schedule may be in the form of microfiche).

     "Seller" shall mean First Merchants Acceptance Corporation, a Delaware corporation, its successors and assigns.


                                   ARTICLE II

                          Conveyance of Receivables

     SECTION 2.01. Conveyance of Receivables. In consideration of the Purchaser's delivery to or upon the order of the Seller on the Closing Date of $63,158,977.25, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein) all right, title, and interest of the Seller in and to:

     (a) the Receivables and all monies received thereon on or after June 1, 1997 (including, without limitation, moneys received thereon that are deposited from time to time in the Initial Lockbox Account, the Local Collection Account and the Lockbox Account);

     (b) the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

     (c) any Liquidation Proceeds, Recoveries and any other proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors, including any vendor's single interest or other collateral protection insurance policy;

     (d) all rights of the Seller against Dealers, Magna and any intervening assignors with respect to the Receivables under the Dealer Agreements and Dealer assignments;

     (e) any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Seller;

     (f) all documents and other items contained in the Receivable Files and the Legal Files; and

     (g) the proceeds of any and all of the foregoing.

The Seller and the Purchaser intend that the transfer of assets by the Seller to the Purchaser pursuant to this Agreement be a sale of the ownership interest in such assets to the Purchaser, rather than the mere granting of a security interest to secure a borrowing. In the event, however, that such transfer is deemed not to be a sale but to be of a mere security interest to secure a borrowing, the Seller shall be deemed to have hereby granted to the Purchaser a perfected first priority security interest in all such assets, and this Agreement shall constitute a security agreement under applicable law. Pursuant to the Sale and Servicing Agreement and Section 6.04 hereof, the Purchaser may sell, transfer and reassign to the Issuer (i) all or any portion of the assets assigned to the Purchaser hereunder, (ii) all or any portion of the Purchaser's rights against the Seller under this Agreement and (iii) all proceeds thereof. Such reassignment may be made by the Purchaser with or without a reassignment by the Purchaser of its rights under this Agreement, and without further notice to or acknowledgement from the Seller. The Seller waives, to the extent permitted under applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Purchaser or any assignee of the Purchaser relating to such action by the Purchaser in connection with the transactions contemplated by the Sale and Servicing Agreement.

     SECTION 2.02. The Closing. The sale and purchase of the Receivables shall take place at a closing at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048 on the Closing Date, simultaneously with the closing under (a) the Sale and Servicing Agreement and (b) the Indenture.


                                  ARTICLE III

                       Representations and Warranties

     SECTION 3.01. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as follows to the Seller as of the date hereof and as of the Closing Date:

     (a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

     (b) Due Qualification. The Purchaser is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

     (c) Power and Authority. The Purchaser has the power and authority to execute and deliver this Agreement and to carry out its terms; the Purchaser had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables; and the execution, delivery and performance of this Agreement have been duly authorized by the Purchaser by all necessary corporate action.

     (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or bylaws of the Purchaser, or any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Purchaser's knowledge, any order, rule or regulation applicable to the Purchaser of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

     (e) No Proceedings.   There are no proceedings or investigations pending
or, to the Purchaser's knowledge, threatened against the Purchaser before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

     SECTION 3.02. Representations and Warranties of Seller. (a) The Seller hereby represents and warrants as follows to the Purchaser as of the date hereof and as of the Closing Date:

         (1) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

         (2) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

         (3) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Seller had at all relevant times, and has, full power, authority and legal right to sell, transfer and assign the property sold, transferred and assigned to the Purchaser hereby and has duly authorized such sale, transfer and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

         (4) No Violation.  Upon giving effect to the consent described in
    Section 3.02(b)(14), the consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party and the fulfillment of their respective terms do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement), or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

         (5) No Proceedings.   There are no proceedings or investigations
    pending or, to the Seller's knowledge, threatened against the Seller before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any other Basic Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document to which the Seller is a party or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document to which the Seller is a party.

         (6) Binding Obligations. This Agreement and the other Basic Documents to which the Seller is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

         (7) Chief Executive Office. The chief executive office of the Seller is located at 570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015.

         (8) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

     (b) The Seller makes the following representations and warranties with respect to the Receivables, on which the Purchaser relies in accepting the Receivables and in transferring the Receivables to the Issuer under the Sale and Servicing Agreement, and on which the Issuer relies in pledging the same to the Indenture Trustee and on which the Note Insurer relies in issuing the Policy. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser, the subsequent sale, transfer and assignment of the Receivables by the Purchaser to the Issuer pursuant to the Sale and Servicing Agreement and the Grant thereof pursuant to the Indenture.

         (1) Characteristics of Receivables. Each Receivable (A) was originated in the United States by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business in accordance with the Seller's credit policies, (and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer is located) was fully and properly executed by the parties thereto, was purchased by the Seller from such Dealer (or in the case of the Magna Receivables, Magna, or, in the case of the Affiliate Receivables, such affiliate) under an existing Dealer Agreement and was validly assigned by such Dealer to the Seller, (B) has created or shall create a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Financed Vehicle, which security interest is assignable by the Seller to the Purchaser, and by the Purchaser to the Issuer, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security and (D) provides for level monthly payments (provided that the payment in the last month of the term of the Receivable may be different from the level payments) that fully amortize the Amount Financed by maturity and yield interest at the APR.

         (2) Compliance with Law. Each Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made, and at the time of execution of this Agreement complies, in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

         (3) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Closing Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         (4) No Government Obligor. No Receivable is due from the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

         (5) Obligor Bankruptcy. No Obligor had been identified on the records of the Seller as being the subject of a current bankruptcy proceeding.

         (6) Schedule of Receivables. The information set forth in Schedule I to this Agreement is true and correct in all material respects as of the close of business on the Cutoff Date.

         (7) Marking Records. By the Closing Date, the Seller will (and will have caused the Servicer and the Custodian to each) mark its records relating to each Receivable, including any computer records, to be clearly and unambiguously marked to show that the Receivables have been sold to the Purchaser by the Seller and transferred and assigned by the Purchaser to the Issuer in accordance with the terms of the Sale and Servicing Agreement and pledged by the Issuer to the Indenture Trustee in accordance with the terms of the Indenture.

         (8) Computer Tape. The computer tape regarding the Receivables made available by the Seller to the Purchaser is complete and accurate in all respects as of the Cutoff Date.

         (9) No Adverse Selection. No selection procedures believed by the Seller to be adverse to the Noteholders or Certificateholders were utilized in selecting the Receivables.

         (10) Chattel Paper. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the State of Illinois.

         (11) One Original. There is only one original executed copy of each Receivable.

         (12) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien of the related Receivable in whole or in part. None of the terms of any Receivable has been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the related Receivable File. No Receivable has been modified as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         (13) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or the Sale and Servicing Agreement or the pledge of such Receivable under the Indenture.

         (14) Title; Valid Sale. It is the intention of the Seller that the transfers and assignments herein contemplated constitute sales of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person (other than to GCFP, which Receivables have been resold to Seller immediately prior to the sale hereunder) other than to the Purchaser or pursuant to this Agreement (or by the Purchaser to the Issuer pursuant to the Sale and Servicing Agreement). Immediately prior to the transfers and assignments herein contemplated, the Seller has good and marketable title to each Receivable free and clear of all Liens (other than the Lien of the Seller's senior lenders identified in the Consent dated as of June 19, 1997 under the Fourth Amended and Restated Loan and Security Agreement dated as of February 28, 1996, (the "Bank Consent") by and among the Seller and such secured lenders), which Lien is being released simultaneously with the transfers and assignments herein contemplated) and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens. No Dealer has a participation in, or other right to receive, proceeds of any Receivable.

         (15) Security Interest in Financed Vehicle. Immediately prior to its sale, assignment and transfer to the Purchaser pursuant to this Agreement, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of the Seller (or, in the case of the Magna Receivables, Magna or, in the case of the Affiliate Receivables, such affiliate) as secured party, or all necessary and appropriate actions have been commenced that will result in the valid perfection of a first priority security interest in such Financed Vehicle in favor of the Seller as secured party. The original certificate of title for each Financed Vehicle shows, or if a new or replacement certificate of title is being applied for with respect to such Financed Vehicle the certificate of title will be received within 180 days of the Closing Date, and will show, the Seller named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the certificate of title has not yet been returned from the registrar of titles, the Seller has received written evidence from the related Dealer that such certificate of title showing the Seller as first lienholder has been applied for. The Seller's security interest has been validly assigned by the Seller to the Purchaser and by the Purchaser to the Indenture Trustee pursuant to the Indenture, as applicable. Immediately after the sale, transfer and assignment thereof to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Indenture Trustee as secured party, which security interest is prior to all other liens upon and security interest in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Cutoff Date there were no Liens other than those identified in the Bank Consent, Liens of GCFP released on the Closing Date, and claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the lien of the related Receivable.

         (16) All Filings Made. All filings (including UCC filings) or action required to be made or taken in any jurisdiction to give the Purchaser a first perfected ownership interest in the Receivables have been made or taken.

         (17) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, and no such right has been asserted or threatened with respect to any Receivable.

         (18) No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date, no Financed Vehicle has been repossessed.

         (19) Insurance. The Seller, in accordance with its customary procedures, has determined that the Obligor has obtained physical damage insurance covering each Financed Vehicle and, under the terms of the related Contract, the Obligor is required to maintain such insurance.

         (20) Final Scheduled Maturity Date. No Receivable has a final scheduled payment date after May 13, 2002.

         (21) Certain Characteristics of the Receivables. As of the Cutoff Date, (A) each Receivable had an original maturity of not more than 60 months; (B) no Receivable was more than 30 days past due; and (C) no funds have been advanced (or extensions granted other than in accordance with the Seller's extension policy) by the Servicer, the Seller, any Dealer or anyone acting on behalf of any of them in order to cause any Receivable to qualify under clause (B) above.

         (22) Receivables Files and Legal Files Complete. There exists a Receivable File and a Legal File pertaining to each Receivable and such Receivable File contains the items specified in Section 3.04 of the Sale and Servicing Agreement. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete Receivable File for each Receivable currently is in the possession of the Servicer and the complete Legal File is currently in the possession of the Custodian.

         (23) No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Trust, the Indenture Trustee, the Noteholders, the Certificateholders and the Note Insurer in any Receivable or the proceeds thereof.

         (24) Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the Seller with respect to such Receivable.

                                   ARTICLE IV

                                 Conditions

     SECTION 4.01. Conditions to Obligation of the Purchaser. The obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

     (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

     (b) Computer Files Marked. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that the Receivables have been sold to the Purchaser pursuant to this Agreement and deliver to the Purchaser the Schedule of Receivables, certified by the Seller's President, a Vice President or the Treasurer to be true, correct and complete.

     (c) Documents To Be Delivered by the Seller on the Closing Date.

         (1) The Assignment. On the Closing Date, the Seller will execute and deliver an Assignment with respect to the Receivables, substantially in the form of Exhibit A hereto.

         (2) Evidence of UCC Filing. On or prior to the Closing Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, describing the Receivables and the other assets assigned to the Purchaser pursuant to Section 2.01 hereof, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of the Receivables and such other assets to the Purchaser. The Seller shall deliver to the Purchaser a file-stamped copy or other evidence satisfactory to the Purchaser of such filing on or prior to the Closing Date.

         (3) Other Documents. Such other documents as the Purchaser may reasonably request.

     (d) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement, the Indenture and the Trust Agreement to be consummated on the Closing Date shall be consummated on such date.

     SECTION 4.02. Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

     (a) Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

     (b) Receivables Purchase Price. On the Closing Date, the Purchaser shall have delivered to the Seller the purchase price specified in Section 2.01.


                                   ARTICLE V

                           Covenants of the Seller

     The Seller agrees with the Purchaser as follows:

     SECTION 5.01. Protection of Right, Title and Interest. (a) Filings. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Seller and the Purchaser, respectively, in and to the Receivables and the other property included in the Owner Trust Estate to be promptly filed and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder in and to the Receivables and the other property included in the Owner Trust Estate. The Seller shall deliver to the Purchaser file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

     (b) Name Change. If the Seller makes any change in its name, identity or corporate structure that would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Purchaser, the Indenture Trustee, the Owner Trustee and the Note Insurer written notice thereof at least 5 days prior to such change and shall promptly file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's interest in the property included in the Owner Trust Estate.

     SECTION 5.02. Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Basic Documents, the Seller shall not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume, or suffer to exist any Lien on, or any interest in, to or under the Receivables, and the Seller shall defend the right, title and interest of the Purchaser in, to and under the Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section shall terminate upon the termination of the Issuer pursuant to the Trust Agreement.

     SECTION 5.03. Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's and the Issuer's right, title and interest in and to the Receivables.

     SECTION 5.04. IndemnificationSECTION 5.04. Indemnification. The Seller shall indemnify the Purchaser, the Issuer and the Note Insurer for any liability resulting from the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

                                   ARTICLE VI

                          Miscellaneous Provisions

     SECTION 6.01. Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

     SECTION 6.02. Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Indenture Trustee, the Owner Trustee, the Certificateholders, the Noteholders and the Note Insurer that the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.02(b) shall constitute an event obligating the Seller to repurchase the Receivables to which the breach is applicable ("Repurchase Events"), at the Purchase Amount, from the Purchaser or from the Issuer, as applicable, unless any such breach shall have been cured by the last day of the first Collection Period following the discovery or notice thereof by or to the Seller or the Servicer. The repurchase obligation of the Seller and the indemnification obligations described in Section 5.04 shall constitute the sole remedies available to the Purchaser, the Indenture Trustee, the Owner Trustee, the Issuer, the Noteholders or the Certificateholders against the Seller with respect to any Repurchase Event.

     SECTION 6.03. Purchaser Assignment of Repurchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all of the Purchaser's right, title and interest in and to such Receivables and all security and documents relating thereto.

     SECTION 6.04. Transfer to the Issuer. The Seller acknowledges and agrees that (a) the Purchaser will, pursuant to the Sale and Servicing Agreement, transfer and assign the Receivables and assign its rights under this Agreement with respect thereto to the Issuer and the Issuer will pledge the Receivables to the Indenture Trustee and (b) the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including under Section 6.02, are intended to benefit the Issuer, the Noteholders, the Certificateholders and the Note Insurer. The Seller hereby consents to such transfers and assignments.

     SECTION 6.05. Amendment. This Agreement may be amended from time to time, with prior written notice to the Rating Agencies and, so long as the Note Insurer is the Controlling Party under the Sale and Servicing Agreement, the prior written consent of the Note Insurer but without the consent of the Noteholders or the Certificateholders, by a written amendment duly executed and delivered by the Seller and the Purchaser, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or Certificateholders; provided that such amendment shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Seller and the Purchaser, with prior written notice to the Rating Agencies and the prior written consent of Holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes and Holders of Certificates evidencing at least a majority of the Certificate Balance (excluding, for purposes of this Section 6.05, Certificates held by the Seller or any of its affiliates) and, so long as the Note Insurer is the Controlling Party under the Sale and Servicing Agreement, the prior written consent of the Note Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or the Certificates that is required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Certificates.

     SECTION 6.06. Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

     SECTION 6.07. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to: (a) in the case of the Seller, First Merchants Acceptance Corporation, 570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015, Attention: Norman Smagley; (b) in the case of the Purchaser, First Merchants Auto Receivables Corporation II, 570 Lake Cook Road, Suite 126B, Deerfield, Illinois 60015, Attention: Norman Smagley; (c) in the case of Moody's, Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; (d) in the case of Standard & Poor's, Standard & Poor's Ratings Service, 26 Broadway (20th Floor), New York, New York 10004, Attention: Asset Backed Surveillance Department; (e) in the case of the
Note Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention: Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 6.08. Costs and Expenses. The Seller shall pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

     SECTION 6.09. Representations of the Seller and the Purchaser. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.02 and the transfers and assignments referred to in Section 6.04.

     SECTION 6.10. Confidential Information. The Purchaser agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Receivables, under the Sale and Servicing Agreement or any other Basic Document, or as required by any of the foregoing or by law.

     SECTION 6.11. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to section names or numbers are to such Sections of this Agreement.

     SECTION 6.12. Governing Law. THIS AGREEMENT AND THE ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER OR THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 6.13. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

                              FIRST MERCHANTS ACCEPTANCE CORPORATION



                              By: _________________________________
                              Name:
                              Title:


                              FIRST MERCHANTS AUTO
                              RECEIVABLES CORPORATION II



                              By: _________________________________
                              Name:
                              Title:

                                                                       EXHIBIT A
                                                              Form of Assignment


                                   ASSIGNMENT

     For value received, in accordance with the Receivables Purchase Agreement dated as of June 1, 1997 (the "Receivables Purchase Agreement"), between the undersigned and First Merchants Auto Receivables Corporation II (the "Purchaser"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, all right, title and interest of the undersigned in and to (i) the Receivables and all monies received thereon on or after June 1, 1997; (ii) the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles; (iii) any Liquidation Proceeds, Recoveries and any other proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors, including any vendor's single interest or other collateral protection insurance policy; (iv) all rights of the Seller against Dealers, Magna and any intervening assignor with respect to the Receivables under the Dealer Agreements and Dealer assignments; (v) any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Seller; (vi) all documents and other items contained in the Receivable Files and the Legal Files; and (vii) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, the Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

     This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Receivables Purchase Agreement and is to be governed by the Receivables Purchase Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meaning assigned to them in the Receivables Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of June 1, 1997.


                              FIRST MERCHANTS ACCEPTANCE CORPORATION,



                              By: _________________________________
                              Name:
                              Title:

                                                                      SCHEDULE I

                           Schedule of Receivables

                                                                     SCHEDULE II

                        Location of Receivable Files


                              LSI Financial Group
                              17500 Chenal Parkway
                            Arksys Plaza, Suite 200
                             Little Rock, AR 72211


                            Location of Legal Files


                         Harris Trust and Savings Bank
                       111 West Monroe Street, Level P-2
                               Chicago, IL 60603



                                      II-1